$50,000,000


                              WISCONSIN GAS COMPANY

                              5 1/2% Notes Due 2009






                             UNDERWRITING AGREEMENT











                                                                January 15, 1999






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                                                                January 15, 1999




Morgan Stanley & Co. Incorporated
Robert W. Baird & Co. Incorporated
A.G. Edwards & Sons, Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Dear Sirs and Mesdames:

         Wisconsin Gas Company, a Wisconsin corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") $50,000,000 principal amount of its 5 1/2% Notes Due 2009 (the "Securities") to be issued pursuant to the provisions of an Indenture dated as of September 1, 1990 (the "Indenture") between the Company and Firstar Bank Milwaukee, N.A., as Trustee (the "Trustee").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Securities. The registration statement as amended at the time it became effective, including all documents incorporated by reference therein and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus, including all documents incorporated by reference therein and any supplement thereto, in the form first used to confirm sales of Securities is hereinafter referred to as the "Prospectus."

         1. Representations and Warranties. (A) The Company represents and warrants to and agrees with each of the Underwriters that:

         (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (b) (i) Each  document,  if any,  filed or to be filed  pursuant to the
Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or
(B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee.

         (c) The Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus; the Company is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect (except where any failure to do so would not result in a material adverse change in the condition (financial or otherwise), business or results of operations of the Company).

         (d) The Company has no subsidiaries.

         (e) This Agreement has been duly authorized, executed and delivered by the Company.

         (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and subject to the qualification that certain provisions thereof may be unenforceable in whole or in part under the laws of the State of Wisconsin, but inclusion of such provisions does not affect the validity of the Indenture and the Indenture contains legally adequate provisions for the realization of the principal legal right and benefits afforded thereby; and the Indenture conforms, in all material respects, to the description thereof in the Prospectus.

         (g) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and subject to the qualification that certain provisions thereof may be unenforceable in whole or in part under he laws of the State of Wisconsin, but inclusion of such provisions does not affect the validity of the Securities and the Securities contain legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby; and the Securities will conform, at the time of their issuance, in all material respects with the description thereof in the Prospectus.

         (h) The Company is not in violation of its Restated Articles of Incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any statute, contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement or instrument to which it is a party or by which it or its property may be bound, which violations or defaults would individually or in the aggregate result in a material adverse change in the condition (financial or otherwise), business or results of operations of the Company; no consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the sale of the Securities to the Underwriters, except such as may be required under the Securities Act and state securities laws and except as is required to be obtained from the Public Service Commission of Wisconsin; and the execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it is bound, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any law, administrative regulation, or administrative or court decree, other than in each case such breaches, defaults or violations which individually or in the aggregate would not result in a material adverse change in the condition (financial or otherwise), business or results of operations of the Company;

         (i) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated thereby, the Company has not incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business which in either case are material to the Company; there has not occurred any material adverse change in the condition (financial or otherwise), business or operations of the Company, whether or not arising in the ordinary course; and there has not been any material change in the capital stock or long-term debt of the Company, except for payments upon maturity on outstanding first mortgage bonds;

         (j) There are no legal or governmental proceedings pending or threatened to which the Company is a party or of which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or which, if determined adversely to the Company, the Company reasonably believes would individually or in the aggregate result in a material adverse change in the condition (financial or otherwise), business or results of operations of the Company or which would
materially  and  adversely   affect  the   consummation
of the transactions contemplated by this Agreement; and to the best of the Company's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         (k) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

         (l) The Company has obtained a certificate of authority from the Public Service Commission of Wisconsin (the "Wisconsin Commission") with respect to the Securities authorizing the issue and sale of the Securities by the Company on the terms set forth or contemplated in this Agreement and in the Registration Statement; the Company will make such additional filings as are required under said certificate of authority in a timely fashion.

         (m) Other than WICOR, Inc. and Marshall & Ilsley Trust Company, as trustee of the Wisconsin Gas Company Employees' Savings Plan, no person or corporation, which is a "holding company" or a "subsidiary company" of a "holding company", within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935, directly or indirectly owns, controls or holds with power to vote, 10% or more of the outstanding voting securities of the Company; and each of the Company and WICOR, Inc. is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 which would require it to register thereunder.

         (n)  The  Company  is  not  an   "investment   company"  or  an  entity
"controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         (B) Any certificate signed by an officer of the Company and delivered to you or counsel for the Underwriters at the Closing Time in connection with the offering of Notes shall be deemed a representation and warranty of the Company, as to the matters covered thereby, to each Underwriter participating in the offering.

         2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule I hereto opposite its name at 98.602% of their principal amount plus accrued interest, if any, from January 21, 1999 to the date of payment and delivery.

         3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at 99.252% of their principal amount (the "Public Offering Price") plus accrued interest, if any, from January 21, 1999 to the date of payment and delivery and to certain dealers selected by you at a price that represents a concession not in excess of 0.40% of their principal amount under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of 0.25% of their principal amount, to any Underwriter or to certain other dealers.

         4. Payment and Delivery. Payment for the Securities shall be made by wire transfer of Federal or other immediately available funds to the account designated by the Company at 10:00 a.m., local time, on January 21, 1999. The time and date of such payment are hereinafter referred to as the "Closing Date."

         Payment for the Securities shall be made against delivery to you for the respective accounts of the several Underwriters of one or more global certificates representing the Securities registered in the name of Cede & Co.

         5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities are subject to the condition that the Registration Statement shall have become effective on the date hereof.

         In addition, the several obligations of the Underwriters are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

         (a) at the Closing Time

                  (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act, no order suspending trading or striking or withdrawing any Securities to be listed on a national securities exchange from listing and registration under the Exchange Act shall be in effect, and no proceedings under the Securities Act or the Exchange Act therefor shall have been initiated or threatened by the Commission, (ii) the rating assigned by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, to any debt securities, preferred stock or other obligations of the Company as of the date of this Agreement shall not have been lowered since the execution of this Agreement and no notice indicating an intended or potential downgrading of any such securities shall have been given by any such rating organization since the date of this Agreement, and (iii) there shall not have come to your attention any facts that would reasonably cause you to believe that the Prospectus at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

         (b) The Underwriters shall have received on the Closing Date an opinion of Foley & Lardner, outside counsel for the Company, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                  (i) the Company is validly existing as a corporation under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                  (ii) this Agreement has been duly authorized, executed and delivered by the Company;

                  (iii) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights or by general equity principles and subject to the qualification that certain provisions thereof may be unenforceable in whole or in part under the laws of the State of Wisconsin, but inclusion of such provisions does not affect the validity of the Indenture and the Indenture contains legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby;

                  (iv) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights or by general equity principles and subject to the qualification that certain provisions thereof may be unenforceable in whole or in part under the laws of the State of Wisconsin, but inclusion of such provisions does not affect the validity of the Securities and the Securities contain legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby;

                  (v) The Indenture and the Securities conform in all material respects to the descriptions thereof in the Prospectus and the applicable Prospectus Supplement;

                  (vi) The Registration Statement is effective under the Securities Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission;

                  (vii) The Registration Statement, at the time it became effective and as of the date of this Agreement, and the Prospectus, as of the date thereof, as of the date of this Agreement and as of the Closing Date, (in each case other than the financial statements and other financial or statistical information included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act, and the rules and regulations thereunder;

                  (viii) Each document, if any, filed pursuant to the Exchange Act (other than the financial statements and other financial or statistical information included therein, as to which no opinion need be rendered) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations thereunder;

                  (ix) The Wisconsin  Commission  has  authorized  the issue and sale of the Securities; such authorization, to the best of their knowledge, is still in full force and effect and no stay with respect thereto is pending or in effect and such authorization is sufficient for the issue and sale of the Securities; the issue and sale of the Securities as described in the Prospectus are in conformity with the terms of such authorization; and no other consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the sale of the Securities to the Underwriters, except such as may be required under the Securities Act and state securities laws; and to the best of their knowledge and information, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Company is a party or by which it is bound, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any law, administrative regulation, or administrative or court decree known to them, other than in each case such breaches, defaults or violations which individually or in the aggregate would not result in a material adverse change in the condition (financial or otherwise), business or results of operations of the Company;

                  (x) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and

                  (xi) the statements (A) in the Prospectus under the captions "Description of Notes" and "Plan of Distribution" and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein.

                  You shall also have received from such counsel a letter advising that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, at the time it became effective, or if an amendment to the Registration
         Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement (other than the financial statements and supporting schedules and other financial or statistical information set forth therein, as to which no advice is given), then at the time of the most recent such filing, and as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated herein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date of this Agreement and at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  The opinion of Foley & Lardner described in this paragraph (b) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         (c) The Underwriters shall have received on the Closing Date an opinion of Sidley & Austin, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (ii), (iii), (iv), and (x) of paragraph (b) above and in the unnumbered subparagraph in paragraph (b).

         With respect to the unnumbered subparagraph of paragraph (b) above, Foley & Lardner and Sidley & Austin may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

         (d) At the Closing Time there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President and Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Time, to the effect that there has been no such material adverse change, to the effect that the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though made on the Closing Date, and to the effect that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

         (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Anderson LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Sections 7(f) and 9.

         6. Covenants of the Company. In further consideration of the agreements
of  the  Underwriters   herein  contained,   the  Company  covenants  with  each
Underwriter as follows:

         (a) To deliver to you one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request and will also deliver to you a conformed copy of the Registration Statement and each amendment thereto for each of the Underwriters.

         (b) Before amending or supplementing the Registration Statement or the Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

         (c) If, during such period after the first date of the public offering of the Securities the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary, in the view of your counsel and counsel for the Company, to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of both such counsel, it is necessary to amend or supplement the Prospectus to comply with applicable law, promptly to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus, whether by filing documents pursuant to the Exchange Act or otherwise, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) To notify each of you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or, pending completion of the distribution of the Securities by the Underwriters pursuant to this Agreement, any document to be filed pursuant to the Exchange Act and incorporated by reference into the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any prospectus supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (e) The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

         (f) To endeavor, in cooperation with you, to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions of the United States as you shall reasonably request and maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that the

Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

         (g) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering at least a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         (h) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of Morgan Stanley & Co. Incorporated.

         (i) The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under "Use of Proceeds."

         (j) To pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Securities; (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel; (iv) the qualification of the Securities under state securities or Blue Sky laws in accordance with the provisions of Section 6(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Memoranda, provided that the fees of such counsel for the Blue Sky Memorandum shall not exceed $5,000; (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of each preliminary prospectus and the Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriters of copies of the Indenture and any Blue Sky Memoranda; (vii) any fees charged by rating agencies for the rating of the Securities; and (viii) the costs and fees of any registrar or transfer agent.

         7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each of its employees, officers, directors and agents, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) joint or several, as incurred, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter directly, or through you, expressly for use therein.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each of its employees and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter directly, or through you, expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to paragraph (a) above and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification  provided for in paragraph (a) or
(b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

         (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the

Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement or made by it pursuant to this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Securities.

         8. Termination. This Agreement shall be subject to termination by notice given by you to the Company at or prior to the Closing, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, either the New York Stock Exchange or the American Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in the United States generally or in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities involving the United States or any material and adverse change in the financial markets, and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you c/o Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York, attention Debt Syndicate Department; notices to the Company shall be directed to it at 626 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, attention of Chief Financial Officer (with a copy addressed to Jay O. Rothman, Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202).

         14. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter and the Underwriters' acceptance shall constitute a binding agreement between us.


                                        Very truly yours,

                                        WISCONSIN GAS COMPANY




                                          By  /s/Joseph P. Wenzler
                                              Name: Joseph P. Wenzler
                                              Title:   Senior Vice President and
                                                        Chief Financial Officer


Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
Robert W. Baird & Co. Incorporated
A.G. Edwards & Sons, Inc.


Acting severally on behalf
of themselves and the
several Underwriters named
herein.


By Morgan Stanley & Co.
          Incorporated



By  /s/Harold J. Hendershot III
    Name: Harold J. Hendershot III
    Title: Vice President

                                   SCHEDULE I



Underwriter                                               Principal Amount
                                                           of Securities
                                                           To Be Purchased

Morgan Stanley & Co. Incorporated                           $25,000,000

Robert W. Baird & Co. Incorporated                           12,500,000

A.G. Edwards & Sons, Inc.                                    12,500,000

                 Total                                      $50,000,000